                                     BY-LAWS

                                       OF

                           VALUE LINE VALUE FUND, INC.

                             A Maryland Corporation

                                    ARTICLE I
                                  STOCKHOLDERS

     SECTION 1. Annual Meetings. No annual meeting of the stockholders of the
Corporation shall be held in any year in which the election of directors is not required to be acted upon under the Investment Company Act of 1940, as amended, unless otherwise determined by the Board of Directors. An annual meeting may be held at any place within the United States as may be determined by the Board of
Directors and as shall be designated in the notice of the meeting, and at the time specified by the Board of Directors. Any business of the Corporation may be transacted at an annual meeting without being specifically designated in the notice unless otherwise provided by statute, the Corporation's Articles of
Incorporation or these By-Laws.

     SECTION 2. Special Meeting. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the
Corporation's Articles of Incorporation, may be held at any place within the
United States, and may be called at any time by the Board of Directors or by the
President, and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors or at the request in writing of stockholders entitled to cast at least 10 (ten) percent of the votes entitled to be cast at the meeting upon payment by such stockholders to the Corporation of the reasonably estimated cost of preparing and mailing a notice of the meeting
(which estimated cost shall be provided to such stockholders by the Secretary of the Corporation). Notwithstanding the foregoing, unless requested by stockholders entitled to cast a majority of the votes entitled to be cast at the meeting, a special meeting of the stockholders need not be called at the request of stockholders to consider any matter which is substantially the same as a matter voted on at any special meeting of the stockholders held during the preceding 12 (twelve) months. A written request shall state the purpose or purposes of the proposed meeting.

     SECTION 3. Notice of Meetings. Written or printed notice of the purpose or purposes and of the time and place of every meeting of the stockholders shall be given by the Secretary of the Corporation to each stockholder of record entitled to vote at the meeting and to such other stockholders entitled to notice of the meeting, by placing the notice in the mail at least 10 (ten) days, but not more than 90 (ninety) days, prior to the date designated for the meeting addressed to each stockholder at his address appearing on the books of the Corporation or supplied by the stockholder to the Corporation for the purpose of notice. The notice of any meeting of stockholders may be accompanied by a form of proxy approved by the Board of Directors in favor of the actions or persons as the
Board of Directors may select. Notice of any meeting of stockholders shall be deemed waived by any stockholder who attends the meeting in person or by proxy, or who before or after the meeting submits a signed waiver of notice that is filed with the records of the meeting.

     SECTION 4. Quorum. Except as otherwise provided by statute or by the
Corporation's Articles of Incorporation, the presence in person or by proxy of stockholders of the Corporation entitled to cast at least one-third of the votes entitled to be cast without regard to class or, in the event a separate vote of one or more classes is required, one-third of the votes entitled to be cast separately, shall constitute a quorum at each meeting of the stockholders and all questions shall be decided by a majority of the votes cast on the question
(except for the election of directors, which shall be by plurality vote). In the absence of a quorum, the stockholders present in person or by proxy, by majority vote and without further notice other than by announcement at the meeting, may adjourn the meeting from time to time as provided in Section 5 of this Article I until a quorum shall attend. The stockholders present at any duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. The absence from any meeting in person or by proxy of holders of the number of shares of stock of the Corporation in excess of the number that may be required by the laws of the
State of Maryland, the Investment Company Act of 1940, as amended, or other applicable statute, the Corporation's Articles of Incorporation or these
By-Laws, for action upon any given matter shall not prevent action at the meeting on any other matter or matters that may properly come before the meeting, so long as there are present, in person or by proxy, holders of the number of shares of stock of the Corporation required for action upon the other matter or matters.

     SECTION 5. Adjournment. Any meeting of the stockholders may be adjourned from time to time, without notice other than by announcement at the meeting at which the adjournment is taken. At any adjourned meeting at which a quorum shall be present any action may be taken that could have been taken at the meeting originally called. A meeting of the stockholders may not be adjourned, without further notice and the establishing of a new record date, to a date more than
120 (one hundred twenty) days after the original record date.

     SECTION 6. Organization. At every meeting of the stockholders, the Chairman of the Board, or in his absence or inability to act, the President, or in his absence or inability to act, a Vice President, or in the absence or inability to act of the Chairman of the Board, the President and all the Vice Presidents, a
chairman chosen by the stockholders, shall act as Chairman of the meeting. The
Secretary, or in his absence or inability to act, a person appointed by the chairman of the meeting, shall act as secretary of the meeting and keep the minutes of the meeting.

     SECTION 7. Order of Business. The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.

     SECTION 8. Voting. Except as otherwise provided by the Corporation's
Articles of Incorporation, each holder of record of shares of stock of the
Corporation having voting power shall be entitled at each meeting of the stockholders to one vote for every share of stock standing in his name on the records of the Corporation as of the record date determined pursuant to Section
9 of this Article I. Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him by a proxy signed by the stockholder or his attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases in which the proxy states that it is irrevocable and in which an irrevocable proxy is permitted by law. If a vote shall be taken on any question other than the election of directors, which shall be by written ballot, then unless required by statute or these By-Laws, or determined by the chairman of the meeting to be advisable, any such vote need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his proxy, and shall state the number of shares voted.

     SECTION 9. Fixing of Record Date. The Board of Directors may set a record date for the purpose of determining stockholders entitled notice of and to vote at any meeting of the stockholders. The record date for a particular meeting shall be not more than 90 (ninety) nor fewer than 10 (ten) days before the date of the meeting. All persons who were holders of record of shares as of the record date of a meeting, and no others, shall be entitled to notice of and to vote at such meeting and any adjournment thereof.

     SECTION 10. Inspectors. The Board of Directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting or at any adjournment of the meeting. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting may, and on the request of any stockholder entitled to vote at the meeting shall, appoint inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath to execute faithfully the duties of inspector at the meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares outstanding and the voting power of each share, the number of shares represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do those acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting or any stockholder entitled to vote at the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as inspector of an election of directors. Inspectors need not be stockholders of the Corporation.

     SECTION 11. Consent of Stockholders in Lieu of Meeting. Except as otherwise provided by statute or the Corporation's Articles of Incorporation, any action required to be taken at any meeting of stockholders, or any action that may be taken at any meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if the following are filed with the records of stockholders' meetings: (i) a unanimous written consent that sets forth the action and is signed by each stockholder entitled to vote on the matter and (ii) a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote at the meeting.

     SECTION 12. Notice of Stockholder Business.

     (a) At any Annual or Special Meeting of the Stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an Annual or Special Meeting business must be (A) (i) specified in the notice of meeting (or any supplement thereto)
given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or
(iii) subject to the provisions of Section 13 of this Article I, otherwise properly brought before the meeting by a Stockholder and (B) a proper subject under applicable law for Stockholder action.

     (b) For business to be properly brought before an Annual or Special Meeting by a Stockholder, the Stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, any such notice must be delivered to or mailed and received at the principal executive offices of the
Corporation not later than 60 days prior to the date of the meeting; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to Stockholders, any such notice by a
Stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which notice of the date of the
Annual or Special Meeting was given or such public disclosure was made.

     (c) Any such notice by a Stockholder shall set forth as to each matter the
Stockholder proposes to bring before the Annual or Special Meeting (i) a brief description of the business desired to be brought before the Annual or Special
Meeting and the reasons for conducting such business at the Annual or Special
Meeting, (ii) the name and address, as they appear on the Corporation's books, of the Stockholder proposing such business, (iii) the class and number of shares of the capital stock of the Corporation which are beneficially owned by the
Stockholder, and (iv) any material interest of the Stockholder in such business.

     (d) Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at any Annual or Special Meeting except in accordance with the procedures set forth in this Section 12. The Chairman of the Annual or
Special Meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 12, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be considered or transacted.

     SECTION 13. Stockholder Business not Eligible for Consideration.

     (a) Notwithstanding anything in these By-Laws to the contrary, any proposal that is otherwise properly brought before an Annual or Special Meeting by a
Stockholder will not be eligible for consideration by the Stockholders at such
Annual or Special Meeting if such proposal is substantially the same as a matter properly brought before such Annual or Special Meeting by or at the direction of the Board of Directors of the Corporation. The Chairman of such Annual or
Special Meeting shall, if the facts warrant, determine and declare that a
Stockholder proposal is substantially the same as a matter properly brought before the meeting by or at the direction of the Board of Directors, and, if he should so determine, he shall so declare to the meeting and any such Stockholder proposal shall not be considered at the meeting.

     (b) This Section 13 shall not be construed or applied to make ineligible for consideration by the Stockholders at any Annual or Special Meeting any
Stockholder proposal required to be included in the Corporation's proxy statement relating to such meeting pursuant to Rule 14a-8 under the Securities
Exchange Act of 1934, or any successor rule thereto.

                                   ARTICLE II
                               BOARD OF DIRECTORS

     SECTION 1. General Powers. Except as otherwise provided in the
Corporation's Articles of Incorporation, the business and affairs of the
Corporation shall be managed under the direction of the Board of Directors. All powers of the Corporation may be exercised by or under authority of the Board of
Directors except as conferred on or reserved to the stockholders by law, by the
Corporation's Articles of Incorporation or by these By-Laws.

     SECTION 2. Number of Directors. The number of directors shall be fixed from time to time by resolution of the Board of Directors adopted by a majority of the entire Board of Directors; provided, however, that the number of directors shall in no event be fewer than the number permitted by Maryland law nor more than fifteen. Any vacancy created by an increase in Directors may be filled in accordance with Section 6 of this Article II. No reduction in the number of directors shall have the effect of removing any director from office prior to the

expiration of his term unless the director is specifically removed pursuant to Section 5 of this Article II at the time of the decrease. A director need not be a stockholder of the Corporation, a citizen of the United States or a resident of the State of Maryland.

     SECTION 3. Election and Term of Directors. The term of office of each director shall be from the time of his election and qualification until his successor shall have been elected and shall have qualified, or until his death, or until he shall have resigned or have been removed as provided in these
By-laws, or as otherwise provided by statute or the Corporation's Articles of
Incorporation.

     SECTION 3.1 Director Nominations.

     (a) Only persons who are nominated in accordance with the procedures set forth in this Section 3.1 shall be eligible for election or re-election as
Directors. Nominations of persons for election or re-election to the Board of
Directors of the Corporation may be made at a meeting of Stockholders by or at the direction of the Board of Directors or by any Stockholder of the Corporation
who is entitled to vote for the election of such nominee at the meeting and who complies with the notice procedures set forth in this Section 3.1.

     (b) Such nominations, other than those made by or at the direction of the
Board of Directors, shall be made pursuant to timely notice delivered in writing to the Secretary of the Corporation. To be timely, any such notice by a
Stockholder must be delivered to or mailed and received at the principal executive offices of the Corporation not later than 60 days prior to the meeting; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to Stockholders, any such notice by a Stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which notice of the date of the meeting was given or such public disclosure was made.

     (c) Any such notice by a Stockholder shall set forth (i) as to each person whom the Stockholder proposes to nominate for election or re-election as a
Director, (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the capital stock of the Corporation which are beneficially owned by such person and (D) any other information relating to such person that is required to be disclosed in solicitations of proxies for the election of Directors pursuant to Regulation 14A under the Securities Exchange
Act of 1934 or any successor regulation thereto (including without limitation such persons' written consent to being named in the proxy statement as a nominee and to serving as a Director if elected and whether any person intends to seek reimbursement from the Corporation of the expenses of any solicitation of proxies should such person be elected a Director of the Corporation); and (ii)
as to the Stockholder giving the notice (A) the name and address, as they appear on the Corporation's books, of such Stockholder and (B) the class and number of shares of the capital stock of the Corporation which are beneficially owned by such Stockholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a Director shall furnish to the
Secretary of the Corporation that information required to be set forth in a
Stockholder's notice of nomination which pertains to the nominee.

     (d) If a notice by a Stockholder is required to be given pursuant to this
Section 3.1, no person shall be entitled to receive reimbursement from the
Corporation of the expenses of a solicitation of proxies for the election as a
Director of a person named in such notice unless such notice states that such reimbursement will be sought from the Corporation. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3.1. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the
By-Laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded for all purposes.

     SECTION 4. Resignation. A director of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors or the Chairman of the Board or to the President or the Secretary of the
Corporation. Any resignation shall take effect at the time specified in it or, should the time when it is to become effective not be specified in it, immediately upon its receipt. Acceptance of a resignation shall not be necessary to make it effective unless the resignation states otherwise.

     SECTION 5. Removal of Directors. Any director of the Corporation may be removed by the stockholders with or without cause at any time by a vote of a majority of the votes entitled to be cast for the election of directors.

     SECTION 6. Vacancies. Subject to the provisions of the Investment Company
Act of 1940, as amended, any vacancies in the Board of Directors, whether arising from death, resignation, removal or any other cause

except an increase in the number of directors, shall be filled by a vote of the majority of the Board of Directors then in office even though that majority is less than a quorum, provided that no vacancy or vacancies shall be filled by action of the remaining directors if, after the filling of the vacancy or vacancies, fewer than two-thirds of the directors then holding office shall have been elected by the stockholders of the Corporation. A majority of the entire
Board in office prior to the increase may fill a vacancy which results from an increase in the number of directors. In the event that at any time a vacancy exists in any office of a director that may not be filled by the remaining directors, a special meeting of the stockholders shall be held as promptly as possible and in any event within 60 (sixty) days, for the purpose of filling the vacancy or vacancies. Any director elected or appointed to fill a vacancy shall hold office until a successor has been chosen and qualifies or until his earlier resignation or removal.

     SECTION 7. Place of Meetings. Meetings of the Board may be held at any place that the Board of Directors may from time to time determine or that is specified in the notice of the meeting.

     SECTION 8. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at the time and place determined by the Board of
Directors.

     SECTION 9. Special Meetings. Special meetings of the Board of Directors may be called by two or more directors of the Corporation or by the Chairman of the
Board or the President.

     SECTION 10. Notice of Special Meetings. Notice of each special meeting of the Board of Directors shall be given by the Secretary as hereinafter provided.
Each notice shall state the time and place of the meeting and shall be delivered to each director, either personally or by telephone or other standard form of telecommunication, at least 24 (twenty-four) hours before the time at which the meeting is to be held, or by first-class mail, postage prepaid, addressed to the director at his residence or usual place of business, and mailed at least 3
(three) days before the day on which the meeting is to be held.

     SECTION 11. Waiver of Notice of Meetings. Notice of any special meeting need not be given to any director who shall, either before or after the meeting, sign a written waiver of notice that is filed with the records of the meeting or who shall attend the meeting.

     SECTION 12. Quorum and Voting. One-third of the members of the entire Board of Directors shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at the meeting, provided that a quorum shall be no less than two Directors, except where the Board consists of only one Director, a quorum shall be one Director, and except as otherwise expressly required by statute, the Corporation's Articles of
Incorporation, these By-Laws, the Investment Company Act of 1940, as amended, or any other applicable statute, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum at any meeting of the Board, a majority of the directors present may adjourn the meeting to another time and place until a quorum shall be present. Notice of the time and place of any adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place were announced at the meeting at which the adjournment was taken, to the other directors. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called.

     SECTION 13. Organization. The Board of Directors may, by resolution adopted by a majority of the entire Board, designate a Chairman of the Board, who shall preside at each meeting of the Board. In the absence or inability of the
Chairman of the Board to act, the President, or, in his absence or inability to act, another director chosen by a majority of the directors present, shall act as chairman of the meeting and preside at the meeting. The Secretary, or, in his absence or inability to act, any person appointed by the chairman, shall act as secretary of the meeting and keep the minutes thereof.

     SECTION 14. Committees. The Board of Directors may designate one or more committees of the Board of Directors, each consisting of 2 (two) or more directors. To the extent provided in the resolution, and permitted by law, the committee or committees shall have and may exercise the powers of the Board of
Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it. Any committee or committees shall have the name or names determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the
Board of Directors when required. The members of a committee present at any meeting, whether or not they constitute a quorum, may appoint a director to act in the place of an absent member.

     SECTION 15. Written Consent of Directors in Lieu of a Meeting. Subject to
the provisions of the Investment Company Act of 1940, as amended, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board may be taken without a meeting if all members of the
Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board or committee.

     SECTION 16. Telephone Conference. Members of the Board of Directors or any
committee of the Board may participate in any Board or committee meeting (other than a meeting at which the investment advisory agreement is approved) by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time.
Participation by such means shall constitute presence in person at the meeting.

     SECTION 17. Compensation. Each director shall be entitled to receive compensation, if any, as may from time to time be fixed by the Board of
Directors, including a fee for each meeting of the Board or any committee thereof, regular or special, he attends. Directors may also be reimbursed by the
Corporation for all reasonable expenses incurred in traveling to and from the place of a Board or committee meeting.

                                   ARTICLE III
                         OFFICERS, AGENTS AND EMPLOYEES

     SECTION 1. Number and Qualifications. The officers of the Corporation shall be a President, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. The Board of Directors may elect or appoint one or more
Vice Presidents and may also appoint any other officers, agents and employees it deems necessary or proper. Any two or more offices may be held by the same person, except the offices of President and Vice President, but no officer shall execute, acknowledge or verify any instrument in more than one capacity.
Officers shall be elected by the Board of Directors each year at its first meeting held after the annual meeting of stockholders, each to hold office until the meeting of the Board following the next annual meeting of the stockholders and until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall have resigned or have been removed, as provided in these By-Laws. The Board of Directors may from time to time elect, or designate to the President the power to appoint, such officers (including one or more Assistant Vice Presidents, one or more Assistant Treasurers and one or more Assistant Secretaries) and such agents as may be necessary or desirable for the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as may be prescribed by the
Board or by the appointing authority.

     SECTION 2. Resignations. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors, the
Chairman of the Board, the President or the Secretary. Any resignation shall take effect at the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt. Acceptance of a resignation shall not be necessary to make it effective unless the resignation states otherwise.

     SECTION 3. Removal of Officer, Agent or Employee. Any officer, agent or employee of the Corporation may be removed by the Board of Directors with or without cause at any time, and the Board may delegate the power of removal as to agents and employees not elected or appointed by the Board of Directors. Removal shall be without prejudice to the person's contract rights, if any, but the appointment of any person as an officer, agent or employee of the Corporation shall not of itself create contract rights.

     SECTION 4. Vacancies. A vacancy in any office whether arising from death, resignation, removal or any other cause, may be filled for the unexpired portion of the term of the office that shall be vacant, in the manner prescribed in these By-Laws for the regular election or appointment to the office.

     SECTION 5. Compensation. The compensation of the officers of the
Corporation shall be fixed by the Board of Directors, but this power may be delegated to any officer with respect to other officers under his control.

     SECTION 6. Bonds or Other Security. If required by the Board, any officer, agent or employee of the Corporation shall give a bond or other security for the faithful performance of his duties, in an amount and with any surety or sureties as the Board may require.

     SECTION 7. President. The President shall be the chief executive officer of the Corporation. In the

absence or inability of the Chairman of the Board (or if there is none) to act, the President shall preside at all meetings of the stockholders and of the Board of Directors. The President shall have, subject to the control of the Board of
Directors, general charge of the business and affairs of the Corporation, and may employ and discharge employees and agents of the Corporation, except those elected or appointed by the Board, and he may delegate these powers.

     SECTION 8. Vice President. Each Vice President shall have the powers and perform the duties that the Board of Directors or the President may from time to time prescribe.

     SECTION 9. Treasurer. Subject to the provisions of any contract that may be entered into with any custodian pursuant to authority granted by the Board of
Directors, the Treasurer shall have charge of all receipts and disbursements of the Corporation and shall have or provide for the custody of the Corporation's funds and securities; he shall have full authority to receive and give receipts for all money due and payable to the Corporation, and to endorse checks, drafts and warrants, in its name and on its behalf and to give full discharge for the same; he shall deposit all funds of the Corporation, except those that may be required for current use, in such banks or other places of deposit as the Board of Directors may from time to time designate; and, in general, he shall perform all duties incident to the office of Treasurer and such other duties as may from time to time be assigned to him by the Board of Directors or the President.

     SECTION 10. Secretary. The Secretary shall

     (a) keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board of Directors, the committees of the
Board and the stockholders;

     (b) see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law;

     (c) be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

     (d) see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

     (e) in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors or the President.

     SECTION 11. Delegation of Duties. In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board may confer for the time being the powers or duties, or any of them, of such officer upon any other officer or upon any director.

                                   ARTICLE IV
                                      STOCK

     SECTION 1. Stock Certificates. Each holder of stock of the Corporation shall be entitled upon specific written request to such person as may be designated by the Corporation to have a certificate or certificates, in a form approved by the Board, representing the number of shares of stock of the
Corporation owned by him; provided, however, that certificates for fractional shares will not be delivered in any case. The certificates representing shares of stock shall be signed by or in the name of the Corporation by the Chairman, the President or a Vice President and by the Secretary or an Assistant Secretary
or the Treasurer or an Assistant Treasurer and sealed with the seal of the
Corporation. Any or all of the signatures or the seal on the certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate shall be issued, it may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still in office at the date of issue.

     SECTION 2. Books of Account and Record of Stockholders. There shall be kept at the principal executive office of the Corporation correct and complete books and records of account of all the business and transactions of the Corporation.

     SECTION 3. Transfers of Shares. Transfers of shares of stock of the
Corporation shall be made on the

stock records of the Corporation only by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and on surrender of the certificate or certificates, if issued, for the shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person in whose name any share or shares stand on the record of stockholders as the owner of the share or shares for all purposes, including, without limitation, the rights to receive dividends or other distributions and to vote as the owner, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in any such share or shares on the part of any other person.

     SECTION 4. Regulations. The Board of Directors may make any additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates for shares of stock to bear the signature or signatures of any of them.

     SECTION 5. Stolen, Lost, Destroyed or Mutilated Certificates. The holder of any certificate representing shares of stock of the Corporation shall immediately notify the Corporation of its theft, loss, destruction or mutilation and the Corporation may issue a new certificate of stock in the place of any certificate issued by it that has been alleged to have been stolen, lost or destroyed or that shall have been mutilated. The Board may, in its discretion, require the owner (or his legal representative) of a stolen, lost, destroyed or mutilated certificate: to give to the Corporation a bond in a sum, limited or unlimited, and in a form and with any surety or sureties, as the Board in its absolute discretion shall determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged theft, loss or destruction of any such certificate, or issuance of a new certificate. Anything herein to the contrary notwithstanding, the Board of Directors, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to legal proceedings under the laws of the State of Maryland.

     SECTION 6. Fixing of Record Date for Dividends, Distributions, etc. The
Board may fix, in advance, a date not more than 90 (ninety) days preceding the date fixed for the payment of any dividend or the making of any distribution or the allotment of rights to subscribe for securities of the Corporation, or for the delivery of evidences of rights or evidences of interests arising out of any change, conversion or exchange of common stock or other securities, as the record date for the determination of the stockholders entitled to receive any such dividend, distribution, allotment, rights or interests, and in such case only the stockholders of record at the time so fixed shall be entitled to receive such dividend, distribution, allotment, rights or interests.

     SECTION 7. Information to Stockholders and Others. Any stockholder of the
Corporation or his agent may inspect and copy during the Corporation's usual business hours the Corporation's By-Laws, minutes of the proceedings of its stockholders, annual statements of its affairs and voting trust agreements on file at its principal office.

                                    ARTICLE V
                          INDEMNIFICATION AND INSURANCE

     SECTION 1. Indemnification of Directors and Officers. Any person who was or is a party or is threatened to be made a party in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is a current or former director or officer of the Corporation, or is or was serving while a director or officer of the Corporation at the request of the Corporation as a director, officer, partner, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, enterprise or employee benefit plan, shall be indemnified by the Corporation against judgments, penalties, fines, excise taxes, settlements and reasonable expenses (including attorneys' fees) actually incurred by such person in connection with such action, suit or proceeding to the full extent permissible under the Maryland General Corporation Law, the
Securities Act of 1933 and the Investment Company Act of 1940, as such statutes are now or hereafter in force, except that such indemnity shall not protect any such person against any liability to the Corporation or any stockholder thereof to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office ("disabling conduct").

     SECTION 2. Advances. Any current or former director or officer of the
Corporation claiming indemnification within the scope of this Article V shall be entitled to advances from the Corporation for payment of the reasonable expenses incurred by him in connection with proceedings to which he is a party in the manner and to the full extent permissible under the Maryland General Corporation
Law, the Securities Act of 1933 and the

Investment Company Act of 1940, as such statutes are now or hereafter in force;
provided however, that the person seeking indemnification shall provide to the
Corporation a written affirmation of his good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met and a written undertaking to repay any such advance unless it is ultimately determined that he is entitled to indemnification, and provided further that at least one of the following additional conditions is met: (1) the person seeking indemnification shall provide a security in form and amount acceptable to the
Corporation for his undertaking; (2) the Corporation is insured against losses arising by reason of the advance; or (3) a majority of a quorum of directors of the Corporation who are neither "interested persons" as defined in Section
2(a)(19) of the Investment Company Act of 1940, as amended, nor parties to the proceeding ("disinterested non-party directors"), or independent legal counsel, in a written opinion, shall determine, based on a review of facts readily available to the Corporation at the time the advance is proposed to be made, that there is reason to believe that the person seeking indemnification will ultimately be found to be entitled to indemnification.

     SECTION 3. Procedure. At the request of any current or former director or officer, or any employee or agent whom the Corporation proposes to indemnify, the Board of Directors shall determine, or cause to be determined, in a manner consistent with the Maryland General Corporation Law, the Securities Act of 1933
and the Investment Company Act of 1940, as such statutes are now or hereafter in force, whether the standards required by this Article V have been met; provided, however, that indemnification shall be made only following: (1) a final decision on the merits by a court or other body before whom the proceeding was brought that the person to be indemnified was not liable by reason of disabling conduct or (2) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the person to be indemnified was not liable by reason of disabling conduct, by (a) the vote of a majority of a quorum of disinterested non-party directors or (b) an independent legal counsel in a written opinion.

     SECTION 4. Indemnification of Employees and Agents. Employees and agents who are not officers or directors of the Corporation may be indemnified, and reasonable expenses may be advanced to such employees or agents, in accordance with the procedures set forth in this Article V to the extent permissible under the Investment Company Act of 1940, the Securities Act of 1933 and the Maryland
General Corporation Law, as such statutes are now or hereafter in force, and to such further extent, consistent with the foregoing, as may be provided by action of the Board of Directors or by contract.

     SECTION 5. Other Rights. The indemnification provided by this Article V shall not be deemed exclusive of any other right, in respect of indemnification or otherwise, to which those seeking such indemnification may be entitled under any insurance or other agreement, vote of stockholders or disinterested directors or otherwise, both as to action by a director or officer of the
Corporation in his official capacity and as to action by such person in another capacity while holding such office or position, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

     SECTION 6. Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or who, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the
Corporation as a director, officer, partner, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, enterprise or employee benefit plan, against any liability asserted against and incurred by him in any such capacity, or arising out of his status as such, provided that no insurance may be obtained by the Corporation for liabilities against which it would not have the power to indemnify him under this Article V or applicable law.

     SECTION 7. Constituent, Resulting or Surviving Corporations. For the
purposes of this Article V, references to the "Corporation" shall include all constituent corporations absorbed in a consolidation or merger as well the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of a constituent corporation or is or was serving at the request of a constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under this Article V with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

                                   ARTICLE VI
                                      SEAL

     The seal of the Corporation shall be circular in form and shall bear the name of the Corporation, the year of its incorporation, the words "Corporate
Seal" and "Maryland" and any emblem or device approved by the Board of
Directors. The seal may be used by causing it or a facsimile to be impressed or affixed or in any other

manner reproduced, or by placing the word "(seal)" adjacent to the signature of the authorized officer of the Corporation.

                                   ARTICLE VII
                                   FISCAL YEAR

     The Corporation's fiscal year shall be fixed by the Directors.

                                  ARTICLE VIII
                                   AMENDMENTS

     These By-Laws may be amended or repealed by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the
Board of Directors, subject to the requirements of the Investment Company Act of
1940, as amended.

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